UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2005

PREMCOR INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-16827

Delaware	43-1851087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut	06870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 698-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 27, 2005, Premcor Inc. issued a press release announcing its operating results for the fourth quarter and full year of 2004. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 23, 2005, Premcor Inc. has amended its by-laws to remove the designation of its registered office and registered agent and to modify the time period for the company to be notified of a stockholder nomination of persons for election to the Board of Directors or a proposal of business to be considered by stockholders at an annual meeting of stockholders. A copy of the amendment to the by-laws is furnished with this report as Exhibit 99.2.

Item 7.01	Regulation FD Disclosure.

On January 27, 2005, Premcor Inc. released its fourth quarter earnings for 2004. In conjunction with the earnings release, Premcor Inc. provided information concerning Premcor Inc.’s outlook for 2005, which is attached to this report as Exhibit 99.3.

Safe Harbor Statement

Statements contained in the exhibits to this report that state our expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 27, 2005

99.2	Amendment to by-laws of Premcor Inc.

99.3	Earnings slide presentation dated January 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc. (Registrant)

/s/ Dennis R. Eichholz
Dennis R. Eichholz
Senior Vice President and Controller

January 27, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 27, 2005

99.2	Amendment to by-laws of Premcor Inc.

99.3	Earnings slide presentation dated January 27, 2005